UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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Coastal Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2021

Dear Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “annual meeting”) of Coastal Financial Corporation (the “Company”). The annual meeting will be held on Monday, May 24, 2021 at 6:00 p.m., local time and will be held in a completely virtual format.  There will not be a physical location for the annual meeting.  As a result of the continued public health impact of the COVID-19 pandemic and to prioritize the health and well-being of meeting participants, this year’s annual meeting will be held in a virtual only format via live webcast. To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 23, 2021 at 5:00 p.m. local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the annual meeting virtually and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or to mail your completed proxy card. You may attend and participate in the annual meeting virtually via live webcast by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 23, 2021 at 5:00 p.m. local time.  You will be able to vote electronically and submit questions during the annual meeting only if you register to attend the annual meeting.

If you attend the virtual annual meeting, you may vote virtually even if you have previously voted online or if you have mailed a proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Eric M. Sprink

President and Chief Executive Officer

This proxy statement is first being sent to the shareholders of the Company on or about April 9, 2021.

NOTICE OF THE 2021 ANNUAL MEETING OF SHAREHOLDERS OF

COASTAL FINANCIAL CORPORATION

TIME AND DATE:	6:00 p.m., local time, on Monday, May 24, 2021.
PLACE:

Internet webcast only. To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 23, 2021 at 5:00 p.m. local time.  There will not be a physical location for the annual meeting.

ITEMS OF BUSINESS:	(1)	To elect Sadhana Akella-Mishra, Sarah Elliott, Eric M. Sprink and Pamela Unger, to serve for a term of three years until the 2024 annual meeting of shareholders;
	(2)	To approve the First Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (the “2018 Plan”), including an increase in the number of authorized shares under the 2018 Plan;
	(3)	To ratify the selection of Moss Adams LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for fiscal year 2021; and
	(4)	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.
RECORD DATE:

To vote, you must have been a shareholder at the close of business on March 22, 2021.  A complete list of such shareholders will be available for inspection at the Company’s offices in Everett, Washington during normal business hour for a period of 10 days prior to the 2021 Annual Meeting of shareholders, and also during the annual meeting until the close of such meeting.

ATTENDANCE AND VOTING:

You may attend the annual meeting virtually by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 23, 2021 at 5:00 p.m. local time.  Shareholders may vote and submit questions while attending the annual meeting virtually via the live webcast. You will need the control number located on either your notice of internet availability or your proxy card to register for the annual meeting.

Your vote is important.  It is important that your shares be represented and voted at the annual meeting. You can vote your shares online or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the annual meeting by following the instructions in the proxy statement. Whether or not you plan to attend the annual meeting, please vote online or by marking, signing, dating and promptly returning the proxy card or voting instruction card.

By Order of the Board of Directors

Joel G. Edwards
Corporate Secretary
Everett, Washington
April 9, 2021
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 24, 2021
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.pstvote.com/coastal2021

INFORMATION ABOUT THE ANNUAL MEETING1

Internet Availability of Proxy Materials1

Time and Location1

Who Can Vote at the Annual Meeting1

Attending the Meeting2

Items Voted on; Vote Required2

Abstentions and Broker Non-Votes3

Effect of Not Casting Your Vote For Shares Held in Street Name3

Voting by Proxy3

Revoking Your Proxy4

Requirement for Shareholder Nomination of Director Candidates and Shareholder Proposals Not Intended for Inclusion in the Company's Proxy Materials4

Requirements for Shareholder Proposals to Be Included in the Company’s Proxy Materials4

Proxy Solicitation Costs5

Sharing An Address With Other Shareholders5

CORPORATE GOVERNANCE6

General6

Code of Ethics and Business Conduct6

Hedging and Pledging6

Meetings and Committees of the Board of Directors6

Director Independence6

Board Leadership Structure11

Board Oversight of Risk Management11

Attendance at the Annual Meeting of Shareholders12

ITEM 1. ELECTION OF DIRECTORS13

Nominees for Election of Directors:14

Directors Continuing in Office:16

ITEM 2. APPROVE THE FIRST AMENDMENT TO THE COASTAL FINANCIAL CORPORATION 2018 OMNIBUS INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE 2018 PLAN18

ITEM 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM24

Audit and Non-Audit Fees24

Pre-Approval of Services by Moss Adams LLP25

Audit Committee Report25

DIRECTOR COMPENSATION27

EXECUTIVE COMPENSATION29

Summary Compensation Table29

Outstanding Equity Awards at 2020 Fiscal Year End31

Employment and Change in Control Agreements with Named Executive Officers32

2006 Stock Option and Equity Compensation Plan33

2018 Omnibus Incentive Plan33

Risk Considerations in our Compensation Program34

STOCK INFORMATION35

Delinquent Section 16(a) Reports37

OTHER INFORMATION38

Policies and Procedures for Approval of Related Persons Transactions38

Transactions with Related Persons39

Shareholder Communications41

Appendix A:  First Amendment to the 2018 Plan42

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coastal Financial Corporation (which we refer to in this proxy statement as “Coastal Financial,” “we,” “us,” “our,” or the “Company”) to be used at the 2021 Annual Meeting of Shareholders of the Company (the “annual meeting”). The Company is the holding company for Coastal Community Bank (the “Bank”).

Internet Availability of Proxy Materials

This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) are available at our corporate website at www.coastalbank.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at www.pstvote.com/coastal2021. A Notice of Internet Availability of Proxy Materials regarding this proxy statement is being first mailed to shareholders on or about April 9, 2021, containing instructions on how to access and review this proxy statement and the Annual Report. The notice of internet availability of proxy materials also instructs you how you may submit your proxy online or via mail. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the notice of internet availability of proxy materials.

Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.

Time and Location

Virtually

The annual meeting will be held in a completely virtual format.  There will be no physical location for the annual meeting.  You may attend, vote and submit questions during the annual meeting via live webcast by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 23, 2021 at 5:00 p.m. local time.   You will need the control number located on either your Notice of Internet Availability or on your proxy card to register for the annual meeting.

Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our employees, directors and shareholders, the annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us during the annual meeting so they can ask questions. During the live Q&A session of the annual meeting, we may answer questions as they come in, to the extent relevant to the business of the annual meeting, as time permits.

Who Can Vote at the Annual Meeting

Shareholders of Record

You are entitled to vote your shares of Coastal Financial common stock if the records of the Company show that you held your shares as of the close of business on March 22, 2021 (the “Record Date”).

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

INFORMATION ABOUT THE ANNUAL MEETING

As of the close of business on the Record Date, 11,984,021 shares of Coastal Financial common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Attending the Meeting

If you are a shareholder of record as of the Record Date, you may attend the virtual annual meeting via live webcast by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 23, 2021 at 5:00 p.m. local time. If you hold your shares in street name, you will also need to register to attend the virtual annual meeting. Instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank, or other nominee.

The annual meeting will begin promptly at 6:00 p.m., local time, on Monday, May 24, 2021. We encourage you to access the annual meeting prior to start time. Please allow time for online check-in, which will begin at 5:45 p.m., local time.

Items Voted on; Vote Required

Quorum

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Coastal Financial common stock entitled to vote, represented virtually or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the annual meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence or absence of quorum.

Vote Required

•

Item 1 – In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four. In the election of directors, abstentions, broker non-votes and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.

•

Item 2 – In voting on the approval of the First Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (the “2018 Plan”), including an increase in the number of authorized shares under the 2018 Plan (the “First Amendment”), you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In the approval of the First Amendment, abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the approval of the First Amendment.

•

Item 3 – In voting on the approval to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2021, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes only and will have no effect.  We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which street name shareholders do not provide voting instructions.

INFORMATION ABOUT THE ANNUAL MEETING

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. An abstention occurs when a shareholder attends the annual meeting, either virtually or by proxy, but abstains from voting.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Effect of Not Casting Your Vote For Shares Held in Street Name

Items 1 and 2:  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and the approval of the First Amendment.  Current regulations restrict the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote in the election of directors and the approval of the First Amendment, no votes will be cast on your behalf. These are referred to as broker non-votes.

Item 3:  Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director;
•	“FOR” the First Amendment to the 2018 Plan, and
•	“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares of Coastal Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

If your Coastal Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.

INFORMATION ABOUT THE ANNUAL MEETING

Revoking Your Proxy

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 before your Company common stock has been voted at the annual meeting, deliver a later-dated and executed valid proxy or attend the virtual annual meeting and vote your shares virtually. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Requirement for Shareholder Nomination of Director Candidates and Shareholder Proposals Not Intended for Inclusion in the Company's Proxy Materials

Consideration of Recommendations by Shareholders. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. In order to avoid the unnecessary use of the Governance & Nominating Committee’s resources, the Governance & Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation for a director candidate to the Governance & Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Governance & Nominating Committee, care of the Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203:

•	the name of the person recommended as a director candidate;
•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the written consent of the person being recommended as a director candidate to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•

as to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

•	the class and number of shares of the Company's common stock that are beneficially owned by such shareholder; and
•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s annual meeting of shareholders the recommendation must be received at the principal executive office of the Company  at least 90 days prior to the date of the meeting, or, if less than 100 days’ notice is given of the annual meeting of shareholders, the recommendation must be received within 10 business days of such notice.

Requirements for Shareholder Proposals to Be Included in the Company’s Proxy Materials

Shareholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2022 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals

INFORMATION ABOUT THE ANNUAL MEETING

that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 11, 2021. If next year’s annual meeting is held on a date more than 30 calendar days from May 24, 2022, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Amended and Restated Bylaws (“Bylaws”) and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent to Coastal Financial Corporation, Corporate Secretary, 5415 Evergreen Way, Everett, Washington 98203.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company's Corporate Secretary must receive notice of shareholder nomination or proposal not less than 90 days before the annual meeting; provided, that if less than 100 days' of (i) notice or (ii) prior public disclosure of the meeting date is given or made to the shareholders, shareholder notice must be received not later than the close of business on the 10th day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made.  A shareholder who desires to raise new business must provide certain information as provided by our Bylaws to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.

Proxy Solicitation Costs

The accompanying proxy is being solicited by the Board of Directors.  The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

Sharing An Address With Other Shareholders

In some cases, shareholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials, if any. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. However, if a shareholder residing at such an address wishes to receive a separate annual report or Notice of Internet Availability of Proxy Materials in the future, he or she should contact the broker, bank or other nominee. If you are a shareholder of record and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Company by calling our toll-free number at 1-866-223-0448 or by emailing us at info@philadelphiastocktransfer.com.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and strives to adopt best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 and on the Company’s website at www.coastalbank.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

Hedging and Pledging

Our directors, executive officers and certain employees are prohibited from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

We also prohibit our directors and certain employees from pledging Company securities as collateral for a loan.

Meetings and Committees of the Board of Directors

The Company conducts business through meetings of its Board of Directors and its committees. The Board of Directors held 11 regular meetings during the fiscal year ended December 31, 2020. No director during 2020 attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served.

Director Independence

As required under Nasdaq Stock Market, LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Eric M. Sprink, who is the President and Chief Executive Officer of the Company and the Bank, Andrew P. Skotdal, who has a 50% interest in an entity from which the Bank leases its Downtown Everett Branch, and Chris Adams, who is a partner of Adams & Duncan Inc., PS, which is a law firm that provides legal services to the Company.

CORPORATE GOVERNANCE

The following table identifies our standing committees and their members as of March 22, 2021. All members of each committee are independent in accordance with the listing standards of the Nasdaq. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available on the Company’s website at www.coastalbank.com.

Director	Audit Committee	Compensation Committee	Governance & Nominating Committee
Andrew P. Skotdal (1)
Christopher D. Adams
Andrew R. Dale (4)	Member
Rilla R. Delorier (2)(4)	Member
Steven D. Hovde (4)		Member	Member
Stephan Klee (4)	Chair	Chair
Thomas D. Lane (4)	Member	Member	Chair
Sadhana Akella-Mishra (3)(4)	Member		Member
Eric M. Sprink
Gregory A. Tisdel (4)	Member	Member

Number of Meetings in 2020	12	9	4

(1) Mr. Skotdal served on the Governance & Nominating Committee from January 1, 2020 to October 26, 2020.
(2) Ms. Delorier joined the Audit Committee on November 1, 2020.
(3) Ms. Akella-Mishra joined the Governance & Nominating Committee on October 26, 2020.
(4) Independent Director.

Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. Among other things, the functions and responsibilities of the Audit Committee include:

•	being responsible for the appointment, compensation, retention and oversight of the independent auditor;
•	reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;
•	overseeing internal audit activities;
•	pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditor;
•	authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement;
•	overseeing the Company's risk assessment and risk management policies;
•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential,

CORPORATE GOVERNANCE

anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and
•	reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.

The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditor, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Board of Directors has determined that Andrew R. Dale and Stephan Klee are “audit committee financial experts,” as such term is defined by the rules and regulations of the SEC.

The report of the Audit Committee appears in this proxy statement under the heading “Item 3 — Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”

Compensation Committee. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors. Among other things, the functions and responsibilities of the Compensation Committee include:

•

overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•

reviewing and approving annually the corporate goals and objectives applicable to the compensation of the President and Chief Executive Officer, evaluating at least annually the President and Chief Executive Officer’s performance in light of these goals and objectives, and recommending to the Board of Directors the President and Chief Executive Officer’s compensation level based on this evaluation;

•

in collaboration with the President and Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits;

•	reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;
•	reviewing and making recommendations to the Board of Directors regarding any employment or severance arrangements or plans;
•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;

•

retaining such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation and oversight of work of such consultants, counsels and advisors;

•	preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, when required by applicable law;
•	reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors;

CORPORATE GOVERNANCE

•	developing a succession plan for our executive officer positions, reviewing it annually and making recommendations to the Board regarding the selection of individuals to fill these positions; and
•	reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.

Independent Compensation Consultant – Pearl Meyer & Partners LLC (“Pearl Meyer”)

During the past fiscal year, the Compensation Committee engaged Pearl Meyer, an independent compensation consulting firm. Specifically, the Compensation Committee engaged Pearl Meyer to:

•	review the Company’s compensation philosophy and strategy,
•	advise and aid in the design of the CEO compensation package,
•	evaluate and make recommendations on incentive compensation plans,
•	review and advise on Board of Directors compensation,
•	review and make recommendations on the 2018 Plan, and
•	perform peer analysis.

Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee has assessed Pearl Meyer’s independence and determined that there was no conflict of interest resulting from retaining Pearl Meyer for this engagement.

Governance & Nominating Committee. The Governance & Nominating Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions. Among other things, the functions and responsibilities of the Governance & Nominating Committee include:

•	developing policies on the size and composition of the Board of Directors;
•	developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director;
•	reviewing possible candidates for election to the Board of Directors;
•	recommending to the Board of Directors candidates for election or re-election to the Board of Directors;
•	recommending structure, composition and assignments of the Board of Directors and its committees;
•	conducting an annual performance evaluation of the Board of Directors and its committees; and
•	reviewing the Governance & Nominating Committee’s performance and the adequacy of its charter on an annual basis.

Minimum Qualifications. The Governance & Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing guidelines.

CORPORATE GOVERNANCE

The Governance & Nominating Committee will consider the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise appropriate for the Board of Directors;
•	financial, regulatory and business experience;
•	knowledge of the banking and financial services industries;
•	familiarity with the operations of public companies and ability to read and understand financial statements;
•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•	personal and professional integrity, honesty and reputation;
•	ability to represent the best interests of the shareholders of the Company and the best interests of the Bank;
•	ability to devote sufficient time and energy to the performance of his or her duties;
•	independence;
•	current equity holdings in the Company; and
•	any other factors the Governance & Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In its consideration of diversity, the Governance & Nominating Committee seeks to create a Board of Directors that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance. The Governance & Nominating Committee strives to seek out diverse and qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their gender, race, or other personal characteristics.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance & Nominating Committee will consider and review an existing director’s Board of Directors and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing director brings to the Board of Directors; and independence.

Director Nomination Process. The process that the Governance & Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Governance & Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Governance & Nominating Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Governance & Nominating Committee has not previously used and does not currently use an independent search firm to identify nominees.

In evaluating potential nominees for the Board of Directors, Governance & Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Governance & Nominating Committee will

CORPORATE GOVERNANCE

conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board of Directors.

Board Leadership Structure

Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Board Chair. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance & Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Board Chair, with Eric M. Sprink serving as our President and Chief Executive Officer, Christopher D. Adams serving as Board Chair, and Andrew P. Skotdal serving as Vice Chair of the Board.  This reinforces the leadership role of our Board of Directors in its oversight of our business and affairs.

Board Oversight of Risk Management

Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing and evaluating our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing and evaluating the management of the risks the Company faces.

The Board of Directors discusses and evaluates a broad range of human capital management topics including culture, succession planning and development, compensation, benefits, employee recruiting and retention, health, safety and wellness, and diversity, equity and inclusion.

The Audit Committee of the Board of Directors is responsible for overseeing and evaluating risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting).

The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.

The Governance & Nominating Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.

The Non-Financial Risk Committee of the Board of Directors is responsible for assisting the Board of Directors in discharging its duties related to overseeing risks in conjunction with the Bank providing Banking as a Service (“BaaS”) to various entities through our CCBX Division.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company. In addition, the Board of Directors has oversight with respect to risks related to the COVID-19 pandemic. While its committees addressed COVID-19 risks specific to their delegated duties, the Board of Directors has reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company's workplace procedures, cybersecurity, liquidity, business strategy, and funding and capital stress forecasts.

Our executive management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution

CORPORATE GOVERNANCE

risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our executive management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of executive management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Attendance at the Annual Meeting of Shareholders

The Board of Directors encourages directors to attend the annual meeting of shareholders. All nine directors serving on the Board of Directors at the time of the 2020 Annual Meeting of Shareholders attended the Company’s 2020 Annual Meeting of Shareholders.

ITEM 1. ELECTION OF DIRECTORS

The Board of Directors consists of ten members, but in connection with the election of new directors at the annual meeting, the Board of Directors has approved the increase in the size of the Board of Directors to 11 directors.  Under our second amended and restated articles of incorporation, as amended, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors have terms that expire at the annual meeting, and two nominees are new additions to the Board of Directors.

At the annual meeting, shareholders will vote to elect Sadhana Akella-Mishra and Eric M. Sprink, whose terms expire at this annual meeting, and Sarah Elliott and Pamela Unger, who are recommended additions to the Board, to each serve for a three-year term. Two nominees currently serve on the Board of Directors, and two nominees are new additions. The Board has nominated Ms. Akella-Mishra, Ms. Elliott, Mr. Sprink and Ms. Unger to serve until the 2024 annual meeting of shareholders or until their successors are elected, or until their earlier resignation or death. Each of the nominees was recommended for election by the Governance & Nominating Committee, and each such recommendation was approved unanimously by the Board of Directors.  Each of Ms. Akella-Mishra, Ms. Elliott and Ms. Unger are independent directors within the meaning of the applicable Nasdaq listing rules.

Mr. Dale has chosen to not run for re-election to serve on the Board of Directors, and is relinquishing his position at the end of his current term, May 24, 2021, which coincides with the date of the annual meeting. Mr. Dale has served on the Board of Directors since 2011, providing years of valuable contributions to the Company.   Mr. Dale’s decision not to stand for reelection to the Board was not based on any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices.

Unless you indicate on the proxy card that your shares should not be voted for the nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board of Directors’ nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors unanimously recommends a vote “FOR” the election of Sadhana Akella-Mishra, Sarah Elliott, Eric M. Sprink and Pamela Unger.

The election of each nominee requires a plurality of the votes cast for each nominee.  Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.

Certain information about each of the nominees is furnished below, including their experience, qualifications, attributes or skills that caused the Governance & Nominating Committee and the Board of Directors to determine that the nominees should continue to serve as directors. The age indicated for each individual is as of December 31, 2020. There are no family relationships among the directors or executive officers. The indicated period of service as a director includes service as a director of the Bank.

ITEM 1. ELECTION OF DIRECTORS

Nominees for Election of Directors:
SADHANA AKELLA-MISHRA Age: 44 Director since: 2019 Current term expires: 2021

Biographical Information:

Sadhana Akella-Mishra is currently the Chief Risk Officer and Corporate Secretary for Finxact, Inc., a core banking software company.  Ms. Akella-Mishra joined Finxact, Inc. in July 2018 and is responsible for the company’s compliance, information security, testing/examinations and legal and human resources.  Prior to that time, Ms. Akella-Mishra served as the Chief Compliance Officer (Global) of Geoswift Ltd. from June 2017 to April 2018 and as the U.S. Head of Compliance for Geoswift US Inc. from November 2016 to June 2017.  From April 2016 to November 2016, Ms. Akella-Mishra served as the Senior Manager, General Compliance of Ripple, Inc. Prior to that time, she served as the Chief Compliance Officer of Zenbanx Holding Ltd. from March 2014 to April 2016 and as a Senior Compliance Manager for Zenbanx Holding Ltd. from August 2013 to February 2014.  From July 2007 to July 2013, Ms. Akella-Mishra served in various positions with Deutsche Bank, including as Americas Regional Head, Anti Financial Crime-Fraud from September 2012 to July 2013.

Qualifications:

The Company believes that Ms. Akella-Mishra brings to the Board of Directors compliance and information security expertise and familiarity with the financial services industry, and is well qualified to continue serving on the Board of Directors.

SARAH ELLIOTT Age: 45 Director since: New Current term expires: N/A

Biographical Information:

Sarah Elliott is the General Counsel, Chief Compliance Officer and Corporate Secretary for One, a financial services company based in Sacramento, California, a position she has held since February 2019.  In addition, Ms. Elliott is a founder of the 94104 Exchange, which was founded in January 2017.  From August of 2018 to February 2019, Ms. Elliott was General Counsel and Chief Compliance Officer for Azlo, a financial services company based in San Francisco, California.  Prior to that time, she served as Head of Compliance and Regulatory Counsel for Blend, a financial services software company based in San Francisco, California, from May 2016 to August 2018, Senior Associate at Buckley Sandler, LLP, a law practice based in Washington DC, from January 2015 to April 2016, and January 2011 to December 2011, a Principal at Promontory Financial Group, LLC from January 2012 to January 2015, and an Attorney-Advisor at the Office of the Comptroller of the Currency from September 2008 to December 2010. Previous to this, Ms. Elliott worked as a Law Clerk at the Office of the Comptroller of the Currency, a Law Clerk at the U.S. Department of the Treasury, a Legislative Assistant for the U.S. House of Representatives, and an Associate for Carmen Group, Inc, a government affairs consulting firm.

Qualifications:

The Company believes that Ms. Elliott brings to our Board of Directors significant experience in many facets of the financial services business and legal expertise, and is well qualified to serve on the Board of Directors.

ERIC M. SPRINK Age: 48 Director since: 2006 Current term expires: 2021

Biographical Information:

Eric M. Sprink serves as our President and Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past Chair of the Community Bankers of Washington.

Qualifications:

The Company believes that Mr. Sprink brings to our Board of Directors leadership experience, significant experience in many facets of the financial services business, and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

ITEM 1. ELECTION OF DIRECTORS

PAMELA UNGER Age: 36 Director since: New Current term expires: N/A

Biographical Information:

Pamela Unger is a Certified Public Accountant.  She is currently a Managing Director, and was previously the Tax Director at Belltower Fund Group, a financial services company based in Seattle, Washington, where she has been employed since January 2019.  From September 2007 to January 2019, Ms. Unger held various positions, most recently she was a Tax Manager, at PwC, a network of accounting firms.  She serves on the City of Bellevue’s Parks and Community Services Board.

Qualifications:

The Company believes that Ms. Unger provides the Board of Directors significant experience in the accounting industry, and is well qualified to serve on the Board of Directors.

ITEM 1. ELECTION OF DIRECTORS

Directors Continuing in Office:
CHRISTOPHER D. ADAMS Age: 41 Director Since: 2016 Current term expires: 2022

Biographical Information:

Christopher D. Adams is a partner in the law firm of Adams & Duncan, Inc., P.S. in Everett, Washington since 2006. Mr. Adams practices in the areas of corporate law, commercial real estate and tax matters.

Qualifications:

The Company believes that Mr. Adams brings to the Board of Directors legal expertise and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

STEVEN D. HOVDE Age: 66 Director Since: 2011 Current term expires: 2022

Biographical Information:

Steven D. Hovde is the Chair and Chief Executive Officer at Hovde Group, LLC, an investment banking and advisory firm that serves bank and thrift clients across the United States, since January 1988, where he is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions, and its private equity activities. He serves as a director of Republic Bank of Chicago and as a trustee of several charitable foundations.

Qualifications:

The Company believes that Mr. Hovde provides the Board of Directors with important experience and insight into the financial services industry, and is well qualified to continue serving on the Board of Directors.

STEPHAN KLEE Age: 47 Director since: 2018 Current term expires: 2022

Biographical Information:

Stephan Klee has served as the Chief Financial Officer at Sagard Holdings Inc., which makes investments in innovative financial services companies, since September 2017. Prior to joining Sagard Holdings Inc., Mr. Klee served as Chief Financial Officer of Zenbanx Holding, Inc. from February 2015 to September 2017 and remained in an executive capacity after its merger with SoFi, Inc., one of the largest U.S. fintech companies. Previously, Mr. Klee served as a Senior Vice President at Bank of Nova Scotia, at ING Direct Canada, where he was CFO and Treasurer from 2011 to 2014, and at ING Direct USA, where he served as Chief of Staff from 2002 to 2011.

Qualifications:

The Company believes that Mr. Klee brings to the Board of Directors experience in private equity and finance, and is well qualified to continue serving on the Board of Directors.

THOMAS D. LANE Age: 51 Director since: 1997 Current term expires: 2022

Biographical Information:

Thomas D. Lane is the owner and president and chief executive officer of Dwayne Lane’s Auto Family, which operates five automobile dealerships, since March 1992. He is active in community organizations and currently serves on the Economic Alliance Snohomish County board of trustees.  Mr. Lane is a founding director of the Company.

Qualifications:

The Company believes that Mr. Lane brings to the Board of Directors leadership experience and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

ITEM 1. ELECTION OF DIRECTORS

RILLA R. DELORIER Age: 53 Director since: 2020 Current term expires: 2023

Biographical Information:

Rilla R. Delorier is a retired banking professional with over 30 years executive experience.  Most recently, Ms. Delorier was the Chief Strategy and Digital Transformation Officer at Umpqua Bank from April 2017 to August 2020 where she was responsible for shifting from physical to digital service and sales models, developing new products, and automating operations.  Ms. Delorier was at SunTrust Bank from February 2006 to February 2016, where she held multiple positions. As the leader of SunTrust’s Retail Bank, she was responsible for managing the P&L of a $2.7 billion retail banking business.  Throughout her career she has lead innovation initiatives and been instrumental in business transformation.

Qualifications:

The Company believes that Ms. Delorier brings to the Board of Directors experience in developing new products, automating operations, implementing enhanced cyber-security practices, establishing strategic partnerships, and using modernized analytics, and is well qualified to continue serving on the Board of Directors.

ANDREW P. SKOTDAL Age: 50 Director since: 1997 Current term expires: 2023

Biographical Information:

Andrew P. Skotdal serves as President of the office and industrial portfolios of Skotdal Real Estate, a private commercial real estate development company that develops projects as long-term investments in the northern Puget Sound region and that also operates retail and multi-family portfolios, since May 2017. He is also the President and co-owner of S-R Broadcasting Co., Inc., which operates radio stations serving the northern Puget Sound region. He is a member of Young Presidents Organization, a global network of young chief executives. Mr. Skotdal also serves as an advisor to a technology start-up company headquartered on Mercer Island.  Mr. Skotdal is a founding director of the Company.

Qualifications:

The Company believes that Mr. Skotdal brings to the Board of Directors leadership experience, expertise in finance and real estate, technology start-up experience and strategy, and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

GREGORY A. TISDEL Age: 66 Director since: 2002 Current term expires: 2023

Biographical Information:

Gregory A. Tisdel is the former owner of Tiz’s Door Sales, Inc., from July 1996 to July 2011, and a member of the City of Everett Planning Commission since January 2014. He serves on the Advisory Board of the Puget Sound Clean Air Agency since February 1985 and previously served as Special Advisor to the Economic Alliance Snohomish County from November 2011 to 2015. Mr. Tisdel has been active in community organizations, including the YMCA, American Red Cross Snohomish County Chapter and Volunteers of America.

Qualifications:

The Company believes that Mr. Tisdel brings to the Board of Directors leadership experience and familiarity with our market area and is well qualified to continue serving on the Board of Directors.

ITEM 2. APPROVE THE FIRST AMENDMENT TO THE COASTAL FINANCIAL CORPORATION 2018 OMNIBUS INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE 2018 PLAN

At the annual meeting, the Company’s shareholders will be asked to approve the First Amendment, to increase the number of shares available for issuance by 600,000 shares.

The purpose of the 2018 Plan, is to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success and shareholder value, thereby furthering our best interests and those of our shareholders. The Board of Directors deemed it necessary and in the best interests of the Company and its shareholders to amend the 2018 Plan at this time in order to better align and foster a common interest between shareholders and those charged with carrying out our strategic plans for growth and the creation of shareholder value. As such, on March 22, 2021, the Board of Directors approved, subject to shareholder approval, the First Amendment.

Share Overhang and Availability for the 2018 Plan

As of April 9, 2021 (the record date this proxy filing), share overhang and availability may be summarized as follows:

•Total common shares outstanding:	11,988,651
•Shares remaining available for issuance:	175,304
•Additional shares being requested:	600,000
•Shares subject to outstanding full-value awards (restricted stock/units):	178,942
•Shares subject to outstanding stock option awards:	127,017
oweighted average exercise price of $14.99 and weighted average remaining term of 7.78 years

Key Plan Features

•	No liberal share recycling
•	Minimum one-year vesting period (no more than 5% of authorized shares can vest within one year of grant) – new with proposed First Amendment
•	Double-trigger vesting upon a change in control – clarified under proposed First Amendment
•	No current payment of dividends (or equivalents) on unvested awards – prohibition is broadened to include time-vested awards under proposed First Amendment
•	No repricing of stock options or appreciation rights without shareholder approval

The First Amendment we are proposing also provides broader authority to the Compensation Committee to modify or amend the terms of outstanding awards when it deems appropriate to do so.

ITEM 2. APPROVE FIRST AMENDMENT TO THE 2018 PLAN

As of April 9, 2021, there were no specific allotments of shares related to the 600,000 increase in shares designated for any employee or groups of employees.  The Compensation Committee and Board of Directors is still developing with the assistance of its compensation consultant the future plans, performance criteria, and allotment of shares to best align those programs with the creation of shareholder value.

Securities Authorized for Issuance Under Equity Compensation Plans. Information concerning securities authorized for issuance under equity compensation plans is set forth in the “Equity Compensation Plan Information” section of our Annual Report.

Effective Date. The First Amendment, including the increase of shares available for issuance under the 2018 Plan will be effective on May 24, 2021, or such other date on which it is approved by the shareholders.

Below is a summary of the material terms of the 2018 Plan.

Plan Term

No awards will be granted under the 2018 Plan after April 30, 2028, the tenth anniversary of shareholder approval of the adoption of the 2018 Plan. The 2018 Plan will expire sooner if, prior to April 30, 2028, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.

Eligibility

Under the 2018 Plan, awards may be made to any of our approximately 277 current employees, 10 directors or any other individual who provides services to us, to the extent permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Authorized Shares and Award Limits

Subject to adjustment (as described below), 500,000 shares of our common stock are available for awards under the 2018 Plan. The First Amendment would increase the number of shares available for issuance by 600,000 shares to 1,100,000 shares. Shares granted under the 2018 Plan that are subject to an award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares again are available for grant under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards do not become available for issuance under the 2018 Plan.

Administration

Our Compensation Committee administers the 2018 Plan and has authority to, among other things: designate participants; determine the types of awards to be granted to each participant; determine the number of shares to be covered by awards; determine the terms and conditions of awards; determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property or net settlement; determine the circumstances under which awards may be canceled, repurchased, forfeited or suspended; interpret and administer the 2018 Plan and any instrument or agreement relating to, or award made under, the 2018 Plan; and make any other determination and take any other action that it deems necessary or desirable to administer the 2018 Plan. The First Amendment would additionally provide the Compensation Committee with the power and authority to modify or adjust awards, including to accelerate vesting of awards.

To the extent permitted by applicable law, our Compensation Committee may delegate to one or more of our officers the authority to grant options, stock appreciation rights and other share-based awards under the 2018 Plan, other than awards to persons subject to reporting obligations under Section 16 of the Exchange Act.

Types of Awards

The 2018 Plan provides for grants of incentive and non-statutory stock options, stock appreciation rights,

ITEM 2. APPROVE FIRST AMENDMENT TO THE 2018 PLAN

restricted stock, restricted stock units and cash- or stock-based performance awards. Our Compensation Committee will determine the terms and conditions of all awards granted under the 2018 Plan, including the date(s) on which awards become vested.  The First Amendment would impose a minimum vesting or exercise schedule of at least one year, subject to certain exceptions.

Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option is determined by our Compensation Committee at the time of grant but may not be less than the “fair market value” of a share of our common stock (defined under the 2018 Plan as the closing price of a share of our common stock on the grant date or, if no sales are reported on that date, the closing price of a share of our common stock on the immediately preceding day on which sales were reported). For example, the closing price of our common stock on April 5, 2021 was $26.91, so the per share exercise price of a stock option would be no less than this amount. Our Compensation Committee determines the date on which each stock option becomes vested and exercisable and the expiration date of each option. No stock option may be exercisable more than ten years from the grant date, except that our Compensation Committee may provide in an award agreement for an extension of such ten-year term in the event the exercise of the option would be prohibited by law on the expiration date. A grant of a stock option may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such options. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code (the “Code”).

Stock Appreciation Rights (“SARs”). A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of our common stock from the grant date over the exercise price of such SAR. The per share exercise price of a SAR will be determined by our Compensation Committee but may not be less than the “fair market value” of a share of our common stock (as defined under the 2018 Plan and summarized above). Our Compensation Committee will determine the date on which each SAR may be exercised or settled, in whole or in part, and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date. A grant of a SAR may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SAR.

Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.

Restricted Stock Units (“RSUs”). An RSU represents a contractual right to receive the value of a share of our common stock at a future date, subject to specified vesting and other restrictions.

Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by our Compensation Committee. Performance criteria may be measured on an absolute or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.

Adjustments

In the event that our Compensation Committee determines that, as result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of our shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan, our Compensation Committee will, subject to compliance with Section 409A of the Code, adjust equitably (including, without limitation, by payment of cash) any or all of:

•	the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limit under the 2018 Plan;

ITEM 2. APPROVE FIRST AMENDMENT TO THE 2018 PLAN

•	the number and type of shares or other securities subject to outstanding awards; and
•	the grant, purchase or exercise price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

In addition, our Compensation Committee is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events (including those events described above) affecting the Company or the financial statements of the Company, or changes in applicable laws, regulations or accounting principles, whenever our Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan.

Effect of a Change of Control

In the event of a Change of Control (as defined in the 2018 Plan), the 2018 Plan provides for vesting of outstanding awards only upon a participant’s termination of employment, other than for just cause, during the 12-month period following the Change of Control. In addition, to maintain the participants’ rights in connection with a Change of Control, our Compensation Committee, may, as to any award, either at the time such award is made or any time thereafter, take any one or more of the following actions: (i) provide for the purchase of any such award for an amount of cash equal to the amount that could have been attained upon exercise of such award or the realization of the participant’s rights, had such award been currently exercisable or payable; or (ii) cause any award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after change in control.  The First Amendment clarifies that vesting of outstanding awards upon a participant’s termination of employment, other than for just cause, during the 12-month period following the Change of Control only occurs upon a termination by the Company, and not if the participant voluntarily resigns.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2018 Plan, subject to approval of our shareholders if required by applicable law or the rules of the stock exchange on which our shares are principally traded. Our Compensation Committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change of control provision (each summarized above), any such action by our Board of Directors or Compensation Committee that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the 2018 Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the 2018 Plan.

Cancellation or “Clawback” of Awards

Our Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, and shall, to the extent required, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2018 Plan or the sale of shares underlying such awards.

Prohibition on Repricing

Subject to the adjustment provision summarized above, our Compensation Committee may not directly or indirectly, through cancellation or re-grant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our shareholders.

U.S. Federal Income Tax Consequences of 2018 Plan Awards

The following is a brief summary of certain of the material federal income tax consequences of certain transactions under the 2018 Plan based on United States federal income tax laws in effect. This summary, which is

ITEM 2. APPROVE FIRST AMENDMENT TO THE 2018 PLAN

presented for the information of stockholders considering how to vote on this proposal and not for 2018 Plan participants, is general in nature and does not address the issues relating to the income tax circumstances of any individual participant. It does not address U.S. federal tax other than income tax and certain payroll taxes, or state, local or foreign tax laws.

Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant will not have taxable income when granted an incentive stock option or when exercising the option, although the participant will have a preference item for purposes of the alternative minimum tax upon exercise of an incentive stock option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. We will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition.” Upon a disqualifying disposition, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-statutory stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

Non-Statutory Stock Options. A non-statutory stock option is an option that does not qualify as an incentive stock option. A participant will not recognize income when granted a non-statutory stock option. When the participant exercises the stock option, he or she will recognize ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will generally equal the exercise price plus the amount of taxable income recognized on exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Except as otherwise noted, for non-statutory stock options and awards other than incentive stock options, FICA taxes (Social Security, Medicare, and additional Medicare tax for high-income earners) are due when an employee recognizes compensation income.

Stock Appreciation Rights. In general, no taxable income will be realized by a participant upon the grant of a SAR. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at such time in the same amount.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant properly files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.

Restricted Stock Units. A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or common stock, the

ITEM 2. APPROVE FIRST AMENDMENT TO THE 2018 PLAN

participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting, and the Company will be allowed a corresponding tax deduction at that time. At the time of settlement, FICA taxes (Social Security, Medicare, and additional Medicare tax for high-income earners) will also be due with respect to an employee’s award, though in some cases, FICA taxes may be due earlier, at the time of vesting, rather than at the time of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the common stock (if settled in common stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Performance Awards. A participant to whom a performance award is made will not recognize taxable income at the time such award is made. The participant will recognize taxable income, however, when cash or shares of common stock is released or paid to the award recipient, and the amount of such income will be the amount of the cash and/or the fair market value at such time of the shares. The tax basis of any such shares received by the participant pursuant to a performance grant award should be equal to the amount includable in the participant’s gross income as compensation in respect of such shares.

Limitations on Deductions; Consequences of Change in Control.  Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees.  In addition, if a change in control of causes awards under the 2018 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Section 409A of the Code.  If an award is treated as “nonqualified deferred compensation” and the award does not comply with or is not exempt from Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on the participant. All grants made under the 2018 Plan are intended to either be exempt from or comply with Section 409A of the Code to avoid such additional taxes, interest and penalties. In no event shall we be liable to a participant on account of an award's failure to qualify for favorable United States or foreign tax treatment or avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

This summary is qualified in its entirety by reference to the First Amendment attached hereto as Appendix A and the 2018 Plan, which was previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 19, 2018. Our 2018 Plan was adopted by our Board of Directors on March 23, 2018, and approved by the shareholders on April 30, 2018.

The Board of Directors unanimously recommends a vote “FOR” the approval of the First Amendment.

To be approved, the First Amendment must receive an affirmative vote of a majority of the votes cast.  Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.

ITEM 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Moss Adams LLP to be the Company’s independent registered public accounting firm for the 2021 fiscal year, subject to ratification by shareholders. Moss Adams LLP has served as our independent registered public accounting firm since 2016.  A representative of Moss Adams LLP will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

In determining whether to reappoint Moss Adams LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Moss Adams LLP, an assessment of the professional qualifications and past performance of Moss Adams LLP and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Moss Adams LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting.

If the ratification of the appointment of Moss Adams LLP is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of Moss Adams LLP is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.

To be approved, the appointment of Moss Adams LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the votes cast.  Abstentions are treated as present for quorum. purposes only and will have no effect on the outcome of the proposal. We do not expect to receive broker non-votes in this Item.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2020 and December 31, 2019 for services provided by Moss Adams LLP.

	2020	2019
Audit Fees (1)	$349,690	$169,690
Audit-Related Fees (2)	19,050	12,452
Tax Fees (3)	-	1,600
All Other Fees (4)	11	455

(1)

Fees in 2020 include Federal Deposit Insurance Corporation Improvement Act of 1991 internal control audit.  For both years, includes fees for performance of the audit and review of financial statements.

(2)	For both years, includes 401(k) Plan audit.
(3)	Includes research and consultation on state tax related item.
(4)

Fees in 2020 include a flat 5% of total billing as a charge to cover expenses such as copying costs, postage, administrative billable time, report processing time, filing fees, and technology expenses.  Fees in 2019 include technical accounting research and consultation relating to adoption and implementation of new and revised financial accounting and reporting standards and reimbursement for out of pocket expenses.

ITEM 3. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTING FIRM

Pre-Approval of Services by Moss Adams LLP

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of Moss Adams LLP. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Moss Adams LLP. Such approval process ensures that Moss Adams LLP does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Moss Adams LLP. Requests for services by Moss Adams LLP for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the year ended December 31, 2020, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and Moss Adams LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP.

The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Moss Adams LLP provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Moss Adams LLP its independence from the Company.  In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams LLP were compatible with their independence.

The Audit Committee discussed with Moss Adams LLP the overall scope and plans for their audit. The Audit Committee meets with Moss Adams LLP, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Moss Adams LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

ITEM 3. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTING FIRM

Furthermore, the Audit Committee’s considerations and discussions with management and Moss Adams LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Moss Adams LLP for the fiscal year ended December 31, 2021.

Audit Committee of the Board of Directors of Coastal Financial Corporation

Stephan Klee (Chair)

Sadhana Akella-Mishra

Andrew R. Dale

Rilla R. Delorier

Thomas D. Lane

Gregory A. Tisdel

DIRECTOR COMPENSATION

Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Eric M. Sprink did not receive fees or other compensation for his service as a director of the Company or the Bank during the fiscal year ended December 31, 2020 and is not included in the 2020 Director Compensation Table below. Effective October 26, 2020, after reviewing recommendations from a compensation consultant, we amended the non-employee director compensation policy to better align our compensation policy with other companies in our industry, enabling us to attract and retain qualified directors.

Our non-employee directors received compensation for service and attendance as follows during the year ended December 31, 2020:

•	The Board Chair and Audit Committee and Compensation Committee chairs combined (the same director chairs both committees) received annual cash compensation of $50,000;
•	Other committee chairs received annual cash compensation of $45,000; and
•	Other directors received annual cash compensation of $40,000.

In addition to the cash compensation outlined above, non-employee directors, excluding the Board Chair, receive $15,000 in restricted stock, and the Board Chair receives $25,000 in restricted stock.

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation paid for the year ended December 31, 2020 to our directors who were not Named Executive Officers:

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($) (1)	($)
Christopher D. Adams	$50,000	$25,000	$75,000
Andrew P. Skotdal	45,000	15,000	60,000
Sadhana Akella-Mishra	45,000	15,000	60,000
Andrew R. Dale (2)	45,000	10,000	55,000
John M. Haugen, Jr. (3)	16,667	-	16,667
Steven D. Hovde	45,000	15,000	60,000
Stephan Klee	50,000	15,000	65,000
Thomas D. Lane	45,000	15,000	60,000
Rilla R. Delorier (4)	6,667	5,834	12,501
Gregory A. Tisdel	40,000	15,000	55,000

(1)

Amounts represent the aggregate grant date fair value of restricted stock awards granted during the respective fiscal year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 15, “Stock-Based Compensation,” to the Company's consolidated financial statements included in the Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards. Restricted stock awards issued prior to October 26, 2020, vest 100% on the second anniversary of the date of grant and restricted stock issued subsequent to October 26, 2020, vest 100% one day prior to the Company's next Annual Meeting of Shareholders. As of December 31, 2020, each non-employee director held unvested shares of restricted stock as follows: Mr. Skotdal, 1,291 shares; Mr. Adams, 1,964 shares; Ms. Akella-Mishra, 955 shares; Mr. Dale, 674 shares; Ms. Delorier, 329 shares; Mr. Hovde, 1,291 shares; Mr. Klee, 1,291 shares; Mr. Lane, 1,291 shares;  Mr. Tisdel, 1,291 shares.

(2)	Director fees payable in cash to Mr. Dale were paid directly to his firm, Montlake Capital LLC.
(3)	Mr. Haugen retired from the Board of Directors effective May 18, 2020.
(4)	Ms. Delorier joined the Board of Directors effective November 1, 2020.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our named executive officers (“Named Executive Officers”) for 2020:

•	Eric M. Sprink, our President and Chief Executive Officer;
•	Joel G. Edwards, our Executive Vice President, Chief Financial Officer; and
•	John J. Dickson, our Executive Vice President, Chief Operating Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Eric M. Sprink	2020	$435,000	$125,000	$440,302	$315,284	$36,304	$1,351,889
President and Chief Executive Officer	2019	380,000	75,000	339,100	175,000	37,370	1,006,470
Joel G. Edwards	2020	280,000	41,000	129,161	129,145	22,331	601,637
Executive Vice President, Chief Financial Officer	2019	266,000	77,805	79,800	77,805	21,496	522,906
John J. Dickson	2020	257,500	80,000	84,853	101,800	27,719	551,872
Executive Vice President, Chief Operations Officer	2019	220,670	73,125	66,217	73,125	28,139	461,276

(1)					The amounts reported in this column represent the annual discretionary cash bonuses earned by our named executive officers for fiscal year 2020 and 2019 performance.
(2)

The amounts reported in this column represent the grant date fair value of the award of stock options computed in accordance with FASB ASC Topic 718 using the methodology set forth in Note 15, "Stock Based Compensation" to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(3)

'The amounts reported in this column represent the value of incentive awards earned in 2020 and 2019, respectively, based on the Company’s performance against pre-established performance goals for each Named Executive Officer approved by the Compensation Committee.

(4)					The amounts reported in this column consist of the items specified in the All Other Compensation Table below for 2020.

EXECUTIVE COMPENSATION

All Other Compensation Table

Name	Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums ($)	Perquisites and Other Benefits ($)(a)	Total ($)
Eric M. Sprink	$9,750	$4,816	$21,738	$36,304
Joel G. Edwards	13,000	798	8,533	22,331
John J. Dickson	13,000	798	13,921	27,719

(a)

The amounts reported in this column include the following for 2020: Mr. Sprink: Includes country club dues $6,264, medical/dental/vision premiums $5,827; car allowance $5,213; mobile technology reimbursement $1,500, travel expenses for spouse while accompanying Mr. Sprink on Company business $1,107, HSA contribution $840; disability insurance $687; travel lounge $300.  Mr. Edwards:  Includes medical/dental/vision premiums of $5,827; mobile technology reimbursement of $1,500; HSA contribution $840; and travel expenses for spouse while accompanying Mr. Edwards on Company business $366. Mr. Dickson:  Includes medical/dental/vision premiums of $6,589; country club dues of $5,832, and mobile technology reimbursement of $1,500.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2020 Fiscal Year End

The following table provides information regarding outstanding stock option awards held by our Named Executive Officers as of December 31, 2020.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Eric M. Sprink	01/22/19	2,673	(1)	24,064	14.91	01/22/29
	01/22/18	5,709	(1)	22,837	7.10	01/22/28
	01/26/17	10,147	(1)	23,678	6.50	01/26/27
	02/24/16	7,524	(1)	11,287	6.25	02/24/26
	07/01/15	9,397	(1)	9,398	7.20	07/01/25
	11/13/14	39,794	(2)	-	6.25	11/13/24
	04/09/13	147,778	(3)	42,223	5.50	04/09/23
Joel G. Edwards	01/22/19	1,000	(1)	9,000	14.91	01/22/29
	01/22/18	1,200	(1)	4,800	7.10	01/22/28
	01/26/17	1,800	(1)	4,200	6.50	01/26/27
	02/24/16	0	(1)	3,600	6.25	02/24/26
	07/01/15	3,000	(1)	3,000	7.20	07/01/25
	03/18/14	0	(1)	1,600	5.50	03/18/24
	11/15/12	2,000	(4)	4,000	4.25	11/15/22
John J. Dickson	01/22/19	650	(1)	5,850	14.91	01/22/29
	01/22/18	0	(1)	3,200	7.10	01/22/28
	01/26/17	0	(1)	2,800	6.50	01/26/27
	02/24/16	0	(1)	2,400	6.25	02/24/26
	07/01/15	0	(1)	2,000	7.20	07/01/25
	03/18/14	0	(1)	1,600	5.50	03/18/24

(1)

These option awards vest over a ten year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date and the final one-tenth of the options under the grant becoming exercisable 90 days prior to the tenth anniversary of the grant date.

(2)		These option awards vest over a five year period from the grant date, with one-fifth of the options under the grant becoming exercisable on each of the first five anniversaries of the grant date.
(3)

These option awards vest over a nine year period from the grant date, with one-ninth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date. All remaining unvested options will vest upon termination of employment.

(4)		These option awards vest over a ten year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first ten anniversaries of the grant date.

EXECUTIVE COMPENSATION

The following table provides information regarding outstanding restricted stock units held by our Named Executive Officers as of December 31, 2020.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have not Vested (#)(1)	Market Value of Shares or Units of Stock That Have not Vested ($)(2)
Eric M. Sprink	2/3/2020	18,636	$391,356
Joel G. Edwards	2/3/2020	4,481	94,101
John J. Dickson	2/3/2020	3,718	78,078

(1)

These restricted stock units vest over a ten year period from the grant date, with approximately one-tenth of the restricted stock units under the grant vesting on each of the first ten anniversaries of the grant date.

(2)		The amounts in this column are based on the closing stock price of $21.00 of the Company's common stock on December 31, 2020.

Employment and Change in Control Agreements with Named Executive Officers

Employment Agreement with Eric M. Sprink

The Company and the Bank entered into an amended and restated employment agreement (the “employment agreement”) with Mr. Sprink on June 19, 2018, pursuant to which he serves as the President and Chief Executive Officer of the Company and the Bank. His employment agreement (which has an initial term of five years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal) provides that Mr. Sprink will continue to serve as President and Chief Executive Officer of the Company and the Bank, and as a member of the Board of Directors (subject to re-election by our shareholders) and the Board of Directors of the Bank. As consideration for these services, the employment agreement provides Mr. Sprink with a minimum annual base salary of $360,000, subject to annual review by the Compensation Committee, an annual cash performance bonus opportunity, an annual equity incentive opportunity, and certain other employee benefits and perquisites, including a car allowance and reimbursement of country club dues.

The employment agreement provides for severance benefits if the Company and the Bank terminate Mr. Sprink’s employment without “cause” or if he resigns for “good reason” (as each of those terms is defined in the employment agreement), (a “qualifying termination of employment”). Upon a qualifying termination of employment, Mr. Sprink will be entitled to the following payments and benefits under his employment agreement: an amount equal to the accrued but unpaid base salary and unused vacation pay, a lump sum payment equal to two times of his then-current annual base salary (unless termination occurs due to a “change of control”)(as such term is defined in the employment agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Sprink will fully vest in all outstanding unvested equity awards that would have vested based solely on Mr. Sprink’s continued employment.

Pursuant to his employment agreement, if Mr. Sprink experiences a qualifying termination of employment within two years following a “change of control”, then, in lieu of the cash severance payment otherwise payable to him, Mr. Sprink will be entitled to receive an amount equal to the accrued but unpaid base salary and unused vacation pay, a cash severance payment equal to three times the sum of his then-current base salary, his annual cash bonus for the prior calendar year and the grant date fair value of the his annual equity incentive award for the prior year. In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 36 months of continuing group

EXECUTIVE COMPENSATION

health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards that would have vested based solely on Mr. Sprink’s continued employment.

Upon termination of Mr. Sprink’s employment without “cause” or for “good reason” and payment of the amounts required under the employment agreement, or upon expiration of the agreement and payment to Mr. Sprink of an amount equal to two times his taxable compensation for prior calendar year, Mr. Sprink will be subject to a one-year post-termination non-competition covenant and a one-year post-termination non-solicitation covenant.

Change in Control Agreement with Joel G. Edwards

The Company and the Bank entered into an amended and restated change in control severance agreement (the “amended severance agreement”) with Mr. Edwards effective June 19, 2018. His amended severance agreement provides that if the Company or the Bank terminates Mr. Edwards's employment without "cause" before or after a "change in control" or if he resigns for "good reason" (as each of those terms is defined in the amended severance agreement) (a "qualifying termination of employment") during the period that begins 90 days prior to a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to two times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs and the value of any equity incentive awards made in the calendar year prior to which the “change in control” occurs. In addition, if Mr. Edwards experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.

Change in Control Agreement with John J. Dickson

The Company and the Bank entered into change in control severance agreement (the “severance agreement”) with Mr. Dickson effective June 30, 2020. Mr. Dickson’s severance agreement provide that if the Company or the Bank terminates his employment without "cause" before or after a "change in control" or if he resigns for “good reason” (as each of those terms is defined in the severance agreement) (a “qualifying termination of employment”), prior to such termination or within 90 days thereafter the Company and/or the Bank enters or entered into an agreement for a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to one times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs. In addition, if Mr. Dickson experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.

2006 Stock Option and Equity Compensation Plan

The Company’s 2006 Stock Option and Equity Compensation Plan, as amended (the “2006 Plan”) was intended to provide incentives to certain officers, employees, and directors to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability. Additionally, the 2006 Plan was intended to encourage stock ownership to align the interests of employees and shareholders and to provide a means of rewarding and retaining officers, employees and directors. The 2018 Plan (as defined below) replaced our 2006 Plan, which expired on May 31, 2018. No further awards will be made under the 2006 Plan.

2018 Omnibus Incentive Plan

The “2018 Plan”, which was approved by shareholders in April 2018, is designed to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our shareholders. The 2018 Plan will expire on April 30, 2028, the tenth anniversary of shareholder approval. The 2018 Plan will expire sooner if, prior to the end

EXECUTIVE COMPENSATION

of the term, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.

Subject to adjustment (as set forth in the 2018 Plan), 500,000 shares of our common stock were reserved for awards under the 2018 Plan and, at December 31, 2020, a total of 265,540 shares of our common stock remained available for new awards under the 2018 Plan. In the first quarter of 2021, restricted stock units and shares totaling 90,236 were awarded for 2020 performance leaving 175,304 available for new awards under the 2018 Plan as of March 22, 2021.  Shares granted under the 2018 Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available for issuance under the 2018 Plan.  For additional information regarding the proposed First Amendment to the 2018 Plan, which is being presented at our 2021 annual meeting for shareholder approval, please see the discussion above under "Item 2. Approve the First Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan, Including an Increase in the Number of Authorized Shares Under the 2018 Plan."

Risk Considerations in our Compensation Program

We believe that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Although certain of our employees who are not Named Executive Officers are compensated by the number or dollar volume of transactions they complete, our extensive underwriting process is designed to prevent us from entering into transactions that deviate from our underwriting standards.

STOCK INFORMATION

The following table provides information as of the Record Date about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock based on the information filed by that entity with the SEC. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Outstanding (1)
Steven D. Hovde (2)	1,710,412 (2)	14.27%
1629 Colonial Parkway
Inverness, Illinois 60067
Entities Affiliated with EJF Capital LLC (3)	911,683 (3)	7.61%
2107 Wilson Boulevard, Suite 410
Arlington, Virginia 22201
Entities Affiliated with FJ Capital Management LLC (4)	794,723 (4)	6.63%
1313 Dolley Madison Blvd, Ste 306
McLean, Virginia 22101
Entities Affiliated with Endeavour Capital Advisors Inc. (5)	713,742 (5)	5.96%
410 Greenwich Avenue
Greenwich, CT 06830
Entities Affiliated with Manulife Financial Corporation (6)	602,781 (6)	5.03%
200 Bloor Street East, Toronto, Ontario, Canada, M4W1E5
197 Clarendon Street, Boston, Massachusetts 02116 - (Manulife Investment Management (US) LLC)

(1)		Based on 11,984,021 shares of Company common stock outstanding and entitled to vote as of March 22, 2021.
(2)		Includes (i) 1,709,457 shares owned individually by Mr. Hovde and (ii) 955 shares of unvested restricted stock for which he has sole voting power.
(3)

Based solely on the Schedule 13G/A filed with the SEC on February 11, 2021 by entities including EJF Capital LLC, Emanuel J. Friedman, EJF Sidecar Fund, Series LLC – Small Financial Equities Series, EJF Financial Services Fund, LP and EJF Financial Services GP, LLC. EJF Sidecar Series SFE is the record owner of the number of shares of the Company’s common stock. The Financial Services Fund is the record owner of the number of shares of the Company’s common stock. EJF Financial Services GP, LLC is the general partner of the Financial Services Fund and an investment manager of certain affiliates thereof and may be deemed to share beneficial ownership of the Company’s common stock of which the Financial Services Fund is the record owner. EJF Capital LLC is the managing member of EJF Sidecar Series SFE (and the investment manager of an affiliate thereof) and the sole member of EJF Financial Services GP, LLC, and may be deemed to share beneficial ownership of the Company’s common stock of which EJF Sidecar Series SFE is the record owner and of the Company’s common stock of which EJF Financial Services GP, LLC may share beneficial ownership. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the Company’s common stock over which EJF Capital LLC may share beneficial ownership.

STOCK INFORMATION

(4)

Based solely on the Schedule 13G/A filed with the SEC on February 10, 2021  by entities including 762,567 shares of the Company's common stock held by Financial Opportunity Fund LLC of which FJ Capital Management LLC is the managing member and 32,156 shares of the Company's common stock held by a separate managed account of which FJ Capital Management LLC is the managing member. Martin Friedman is the Managing Member of FJ Capital Management LLC; as such, Mr. Friedman may be deemed to be a beneficial owner of reported shares but as to which Mr. Friedman disclaims beneficial ownership.

(5)	Based solely on the Schedule 13G filed with the SEC on February 16, 2021 by entities including Endeavour Capital Advisors Inc. (“Endeavour”), Laurence M. Austin, Mitchell J. Katz and Jonah Marcus.
(6)

Based solely on the Schedule 13G/A filed with the SEC on February 4, 2021  by entities including Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly-owned subsidiaries, Manulife Investment Management (US) LLC (“MIM (US)”) and Manulife Investment Management Limited (“MIML”). MIM (US) has beneficial ownership of shares of the Company’s common stock and MIML has beneficial ownership of shares of the Company’s common stock. Through its parent-subsidiary relationship to MIM (US) and MIML, MFC may be deemed to have beneficial ownership of these same shares.

The following table provides information as of March 22, 2021 about the shares of Coastal Financial common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those Named Executive Officers of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right.

Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Directors and Director Nominees:
Christopher D. Adams	20,439	(2)	*
Sadhana Akella-Mishra	955	(3)	*
Andrew R. Dale	134,744	(4)	1.12%
Rilla R. Delorier	329	(5)	*
Steven D. Hovde	1,710,412	(6)	14.27%
Thomas D. Lane	117,913	(7)	*
Stephan Klee	1,291	(8)	*
Andrew P. Skotdal	283,415	(9)	2.36%
Eric M. Sprink	256,981	(10)	2.10%
Gregory A. Tisdel	10,857	(11)	*
Named Executive Officers Who Are Not Directors:
Joel G. Edwards	34,208	(12)	*
John J. Dickson	28,471	(13)	*
All directors, nominees and executive officers as a group (13 persons)	2,614,044		21.36%

* Represents less than 1% of the Company’s outstanding shares.
(1)			Based on 11,984,021 shares of Company common stock outstanding and entitled to vote as of March 22, 2021.
(2)			Includes (i) 18,811 shares owned individually by Mr. Adams and (ii) 1,628 shares of unvested restricted stock.
(3)			Includes 955 shares of unvested restricted stock.

STOCK INFORMATION

(4)

Includes (i) 59,860 owned individually by Mr. Dale, (ii) 74,156 shares owned by Montlake Capital LLC for which Mr. Dale is the Managing Principal, (iii) 54 shares owned by Montlake Capital Advisor II LLC for which Montlake Capital LLC holds all of the capital and voting interests and (iv) 674 shares of unvested restricted stock.

(5)	Includes 329 shares of unvested restricted stock.
(6)	Includes (i) 1,709,457 shares owned individually by Mr. Hovde and (ii) 955 shares of unvested restricted stock.
(7)	Includes (i) 116,958 shares held by Mr. Lane jointly with his spouse, as to which Mr. Lane shares voting and dispositive power and (ii) 955 shares of unvested restricted stock.
(8)	Includes (i) 336 shares owned individually by Mr. Klee and (ii) 955 shares of unvested restricted stock.
(9)

Includes (i) 2,572 shares owned individually by Mr. Skotdal, (ii) 955 shares of unvested restricted stock, (iii) 37,888 shares owned by a corporation as to which Mr. Skotdal shares voting and dispositive power, (iv) 1,600 shares held by Mr. Skotdal’s spouse, and (v) 240,400 shares held in trusts for Mr. Skotdal’s children, but as to which Mr. Skotdal disclaims beneficial ownership.

(10)

Includes (i) 21,967 shares owned by Mr. Sprink jointly with his spouse, as to which Mr. Sprink shares voting and dispositive power, (ii) 1,200 shares held by Mr. Sprink's children, as to which Mr. Sprink shares voting and dispositive power, and (iii) 233,814 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 122,695 shares of Company common stock underlying options that are subject to vesting.

(11)	Includes (i) 9,375 shares owned by Mr. Tisdel individually, (ii) 955 shares of unvested restricted stock and (iii) 865 shares owned by a corporation controlled by Mr. Tisdel.
(12)

Includes (i) 22,008 shares owned directly by Mr. Edwards and (ii) 12,200 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 27,000 shares of Company common stock underlying options that are subject to vesting.

(13)

Includes (i) 25,171 shares owned directly by Mr. Dickson, (ii) 3,300 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 15,200 shares of Company common stock underlying options that are subject to vesting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2020, except for (1) five late reports on Form 4 filed by Eric M. Sprink, Joel Edwards, Russell Keithley, Daniel Lee and John Dickson in February 2020, in each case to report the acquisition of restricted stock units to acquire shares of the Company common stock, (2) eight late reports on Form 4 filed by Sadhana Akella-Mishra, Greg Tisdel, Andrew Skotdal, Thomas D. Lane, Stephan Klee, Steven D. Hovde, John Haugen Jr., and Christopher D. Adams, in each case to report the acquisition of restricted stock awards to acquire shares of the Company common stock, and (3) one late Form 4 filed by Eric M. Sprink in January 2021, to report the inadvertent sale of common stock by the Administrator of the Coastal Community Bank 401(k) Plan, resulting from an administrative oversight.

OTHER INFORMATION

Policies and Procedures for Approval of Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•

the aggregate amount involved will or may be expected to exceed $120,000 or one percent of the average of the Company's total assets at the end of the fiscal year ended December 31, 2020 and December 31, 2019;

•	the Company is, will, or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board of Directors approve) such compensation;
•	any compensation paid to a director of the Company if the Board of Directors or an authorized committee of the Board of Directors approved such compensation;
•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002); and

•

any extension of credit with a related person provided in the ordinary course of the Company’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans provided to unrelated third parties and which did not involve more than the normal risk of collectability or present other unfavorable features. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.

Related person transactions will be approved or ratified by the Board of Directors. In determining whether to approve or ratify a related person transaction, the Board of Directors will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest; and

OTHER INFORMATION

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Board who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Board, participate in some or all of the discussion.

Transactions with Related Persons

The Company or the Bank may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of or other persons sharing a household with these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company's total assets at the end of the fiscal year ended December 31, 2020 and December 31, 2019 as “related party transactions.”

Certain Related Party Transactions

The following is a description of transactions since January 1, 2018, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at the end of the fiscal year ended December 31, 2020 and December 31, 2019, and in which a Related Party had or will have a direct or indirect material interest.

Investment Agreement. On March 30, 2011, in connection with the completion of a private placement of the Company’s common stock in which the Company raised gross proceeds of approximately $5.3 million, the Company entered into an Investment Agreement with Steven D. Hovde, a member of the Board of Directors, (as amended, the “Investment Agreement”). Under this Investment Agreement, Mr. Hovde agreed to certain restrictions for so long as he holds 4.9% or more of the Company’s outstanding common stock, including not to (i) acquire any of the Company’s voting securities if such acquisition would result in Mr. Hovde or his affiliates controlling the Company for purposes of the Bank Holding Company Act of 1956 or the Change in Bank Control Act, owning 25% or more of the total equity of the Company (provided that, pursuant to the Investment Agreement, Mr. Hovde may not acquire securities that would result in the ownership of 33% or more of the Company’s total equity if he owns less than 15% of any class of the Company’s voting securities ) or having beneficial ownership or control of 25% or more of any class of the Company’s voting securities, (ii) make or participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any of the Company’s voting securities, (iii) propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by us, call a meeting of shareholders or initiate any proposal for action by shareholder of the Company, form or join a group with respect to any of the Company’s voting securities, or otherwise act alone or in concert with others to influence or control the Company’s management, Board of Directors or policies, (iv) bring any action to contest the validity of the restrictions in the Investment Agreement or seek a release, or request an amendment or waiver, of any of the restrictions in the Investment Agreement, (v) enter into, or agree, offer, propose or seek to enter into, any business combination relating to all or part of the Company or the Bank, (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing restrictions, (vii) enter into any agreement with us that substantially limits the discretion of the Company’s management over major policies and decisions, or (viii) dispose or threaten to dispose of Mr. Hovde’s equity interest in the Company as a condition or inducement of specific material action or non-action by us. The Company have agreed not to adopt any “poison pill” or shareholder rights plan that would limit Mr. Hovde’s rights to acquire shares up to the limits described in clause (i) above.

The Investment Agreement requires us to elect or appoint a representative of Mr. Hovde to the Board of Directors of the Company and the Bank, subject to the satisfaction of all legal and governance requirements regarding service as a director and approval of the Company’s nominating committee, for as long as he owns 4.9% or more of the Company’s outstanding common stock. The Investment Agreement also requires us to recommend to shareholders the election of Mr. Hovde’s board representatives, to use the Company’s best efforts to cause them to be elected and to appoint Mr. Hovde’s board representative to two committees of the Board of Directors, subject to

OTHER INFORMATION

meeting applicable governance rules and guidelines. Under the Investment Agreement, for as long as Mr. Hovde owns 4.9% or more of the Company’s outstanding common stock, his board representatives are prohibited from serving as Board Chair or Chair of any board committee requiring independence. Mr. Hovde currently serves as the Chair of the Asset Liability and Investment Committee, which does not require independence.

Mr. Hovde has the right, upon notice to the Company, to convert all or a portion of his shares of common stock into an equivalent number of shares of nonvoting common stock.

The foregoing description of the Investment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investments Agreements, which have previously been filed with the SEC.

Downtown Everett Lease. On October 21, 1996, the Company entered into a lease with respect to the Company’s downtown Everett branch facility with a group of investors that includes a limited liability company in which Andrew P. Skotdal, who is one of the Company’s directors, has an interest. The lease commenced in 1997 for a period of ten years and has been renewed through March 31, 2024. Monthly rent under the Everett lease is $46,000 for the remaining lease term. The Company is also responsible for real property taxes, utilities, maintenance, repairs and alterations. For 2020 and 2019, total lease payments were $546,000.

Synctera, formerly Entangle, BaaS Agreement.  The Bank provides BaaS through its CCBX Division to enable broker dealers and digital financial service providers to offer their clients banking services. On March 23, 2020, the Company entered into a Development Partner Agreement (“Entangle Agreement”) with Entangle Inc., a financial technology provider (“Entangle”). Under the Entangle Agreement, the Company invested $250,000 in Entangle and the Bank paid  $75,000 of $125,000 pre-paid license fees, the remainder of which will be paid after certain requirements under the Entangle Agreement are satisfied. In July 2020, Entangle changed its name to Synctera. In December 2020, the Company approved an additional investment of $500,000 in Synctera. In December 2020, the Company signed a platform agreement with Synctera, providing access to the Synctera Platform and subscription to the Synctera Service.  A minimum monthly fee is assessed to the Company for each fintech customer that the Company chooses to onboard to the Synctera Platform and the revenue share is determined by the activity of those fintech customers.  As part of this agreement, the $75,000 pre-paid license fee was converted to a credit and will be applied to the monthly fees.  Diagram Corporation (“Diagram”), a Canadian domiciled venture builder, helps entrepreneurs launch new businesses by providing capital and incubator support.  Diagram places these investments by being the investment manager of certain investment funds in which many third parties invest.  Through its second fund (“Diagram Ventures Limited Partners II”), Diagram is the lead seed investor in Synctera but does not expect to have a majority stake in Synctera once Synctera assumes full business operations.  Portag3 Fund II, a venture capital fund managed by Sagard Holdings, is another investor in Diagram Ventures Limited Partners II and has invested less than 10% of its committed capital in Diagram Ventures Limited Partners II. Stephan Klee, who is a director of the Bank and the Company, is the chief financial officer of Sagard Holdings.

Legal Services. The Company engages Adams and Duncan, Inc. P.S. for legal services in which Christopher D. Adams, who is one of the Company’s directors, is a partner. For fiscal year ended December 31, 2020 and 2019, total payments for legal services were $429,390 and $114,692, respectively.

Ordinary Banking Relationships

In the ordinary course of the Company’s business, we have engaged in ordinary banking transactions with the Company’s directors, executive officers, their immediate family members and companies in which they may have more than 5% beneficial ownership interest, including deposit relationships and loans to such persons and companies. Any such transactions were made on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time as comparable transactions with persons who were not related to us. Any loans that we make to the Company’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by the Board of Directors in accordance with applicable bank regulatory requirements. No related party loans involve more than the normal credit collection risk and do not present any other unfavorable features to us. As of December 31, 2020, we had $8.3 million of loans outstanding to the Company’s directors and officers, their immediate family members and their affiliates, while deposits from this group totaled $5.7 million. As of December 31, 2020, no related party loans were categorized as nonaccrual, past

OTHER INFORMATION

due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with the Company’s directors and officers, as well as their immediate family members and affiliates.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Joel G. Edwards, Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance & Nominating Committee.

OTHER INFORMATION

Appendix A:  First Amendment to the 2018 Plan

FIRST AMENDMENT

TO THE

COASTAL FINANCIAL CORPORATION

2018 OMNIBUS INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (the “Plan”) is made and adopted by the Board of Directors (the “Board”) of Coastal Financial Corporation (together with its subsidiaries and any and all successor entities, the “Company”) effective as of the Effective Date (as defined below). All capitalized terms capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Plan;

WHEREAS, pursuant to Section 12(a) of the Plan, the Board has authority to amend the Plan, subject to certain limitations specified therein;

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein;

WHEREAS, 2,500,000 shares of the Company’s common stock were initially reserved under the Plan, following the Company’s one-for-five reverse stock split such 2,500,000 shares became 500,000 shares, and as April 9, 2021, approximately 175,304 shares remained available for issuance under the Plan; and

WHEREAS, this Amendment shall become effective subject to and upon the approval of this Amendment by the Company’s shareholders at the annual meeting of shareholders to be held on May 24, 2021 (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

1.	Section 4(c) of the Plan is amended and restated to add a new clause (v) and delete a previously included proviso and, as amended and restated, will read, in its entirety, as follows:

Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including without limitation the vesting conditions, any schedule for

OTHER INFORMATION

lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines, provided that no such action shall be taken without the consent of the affected Participant if such action would materially adversely affect the rights of such Participant under an outstanding Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

2.

Section 5(a) of the Plan is hereby amended to (i) increase the aggregate number of Shares available for issuance under the Plan by 600,000 and (ii) increase the aggregate number of Shares available for issuance as Incentive Stock Options by 600,000. Such additional Shares shall be subject to all other provisions of the Plan, including Section 5(c).

3.

A new Section 5(d) is hereby Plan added to the Plan: “Awards shall have a minimum vesting or exercise schedule of at least one year, except that a shorter vesting or exercise schedule may apply to not more than 5% of the Shares authorized for issuance under Section 5(a) of the Plan; provided that Awards granted to non-Employee Directors on the date of an annual meeting of the Company’s shareholders that vest one day prior to the next annual meeting shall be deemed to have a one year vesting or exercise schedule; provided, further, that this minimum vesting or exercise schedule will only apply to Awards granted on or after May 24, 2021, including any Awards granted in respect of Shares returned to the Plan pursuant to Section 5(b).”

4.	Section 8(c) of the Plan is hereby amended and restated as follows:

The Committee may specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Awards of Restricted

OTHER INFORMATION

Stock or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and that such dividends, dividend equivalents or other distributions may be reinvested in additional Shares, which would be subject to the same restrictions as the underlying Awards; provided, however, that any such dividends, dividend equivalents or other distributions shall be deferred until and paid contingent upon vesting or upon the achievement of the applicable performance conditions, as applicable.

5.	Section 9(d) of the Plan is hereby deleted in its entirety.

6.	Section 10(a) of the Plan is hereby clarified to add the phrase “by the Company” after the phrase “participant’s employment” in each of clauses (i), (ii) and (iii).

7.

Section 10(c) of the Plan is hereby amended to delete the phrase “; provided, however, that nothing in this paragraph is intended to provide the Committee with the authority to accelerate the vesting of any Awards except for instances of death, disability or a Change of Control”.

8.

Section 13(d) of the Plan is hereby amended to delete the phrase and sentence “; provided that if the Committee allows the withholding or surrender of Shares to satisfy the Participant’s tax withholding obligations, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.  In the event ASC 718 is modified to allow higher amounts of Share withholding, the Company may satisfy tax withholding obligations using such levels of withholding permitted under ASC 718 that do not trigger liability accounting.”

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OTHER INFORMATION

IN WITNESS WHEREOF, the Company has executed this First Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan as of May 24, 2021.

COASTAL FINANCIAL CORPORATION

____________________________________

Joel G. Edwards

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
THE NOTICE AND PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABILE AT WWW.PSTVOTE.COM/COASTAL2021

COASTAL
FINANCIAL CORPORATION

THIS PROXY IS BEING SOLICTED BY THE BOARD OF DIRECTORS OF COASTAL FINANCIAL CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2021 Annual Meeting of Shareholders and Proxy Statement dated April 9, 2021, in connection with the 2021 Annual Meeting of Shareholders of Coastal Financial Corporation (the "Company") to be held virtually at 6:00 p.m., local time, on Monday, May 24, 2021, ("2021 Annual Meeting of Shareholders") and hereby appoints Eric Sprink and Christopher Adams as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of the Common Stock of COASTAL FINANCIAL CORPORATION registered in the name provided herein which the undersigned is entitled to vote, at the 2021 Annual Meeting of Shareholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as indicated on the reverse side hereof on the proposals set forth in said Proxy.

SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Company's Board of Directors' (the "Board of Directors") recommendations, just sign in blue or black ink on the reverse side. You need not mark any boxes.

YOUR VOTE IS IMPORTANT - PLEASE VOTE PROMPTLY!

Shareholders of record may vote their proxy in the following ways (if your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in "street name", and you will receive instructions from your broker, bank or other nominee on how to vote your shares):

- **Vote Via Internet:**
  Login to www.pstvote.com/coastal2021
  Enter your control number (12-digit number in bottom right corner of this Proxy Card)
  Vote by 11:59 p.m. local time on May 23, 2021
- **Vote Via Mail:**
  Mark, sign and date your proxy card and return it promptly to:
  Philadelphia Stock Transfer, Inc.
  2320 Haverford Rd
  Suite 230
  Ardmore, PA 19003
  Proxy card must be received by May 24, 2021
- **Vote Via Virtual Meeting:**
  The Company will be hosting the 2021 Annual Meeting of Shareholders in a virtual only format via live webcast. To attend and vote at the virtual annual meeting, you must register in advance following the instructions above. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the 2021 Annual Meeting of Shareholders and will permit you to submit questions.

CONTROL NUMBER:

R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com COASTAL FINANCIAL CORPORATION Annual Meeting of Shareholders May 24, 2021 6:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Eric M. Sprink and Andrew P. Skotdal as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of COASTAL FINANCIAL CORPORATION that the shareholder(s) is/ are entitled to vote at the Annual Meeting of shareholder(s) to be held at 6:00 PM, PDT on May 24, 2021, the principal office of Coastal Community Bank, located at 5415 Evergreen Way, Everett, Washington, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted 'FOR' the director nominees and proposals made by Coastal Find on reverse side